UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2007

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2007 BIOLASE Technology, Inc. ("Biolase") filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing the termination of Jeffrey W. Jones from his positions as Chief Executive Officer and President. The purpose of this amendment to the original 8-K is to announce that Biolase has entered into a separate settlement agreement with Mr. Jones.

(b) On February 1, 2008, Jeffrey W. Jones resigned as a director of Biolase.

(e) On February 1, 2008, Biolase entered into a settlement agreement with Jeffrey W. Jones, under which Mr. Jones will receive a severance payment of $374,822.18, subject to applicable tax withholding, in full satisfaction of any claims related to his employment with Biolase. In exchange, Mr. Jones agreed to resign from any and all positions held with Biolase, including his position as a director. The severance payment is subject to Mr. Jones’ execution, delivery and non-retraction of a release and other terms, conditions and restrictive covenants customary for agreements of this nature. In addition, Mr. Jones agreed to terminate and cancel his 2003 option grant with respect to 100,000 of the 200,000 shares covered by the grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

February 6, 2008	By:	/s/ Jake St. Philip

Name: Jake St. Philip
Title: Chief Executive Officer